Exhibit 10.71

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

Amendment No. 1 to Modified Term Non-Purpose Loan Agreement

This Amendment No. 1 to Modified Term Non-Purpose Loan Agreement, dated as of June 18, 2008 (this “Amendment”), is made between Citigroup Global Markets Inc. (“Smith Barney” or “SB”) and the undersigned, Pinnacle Airlines Corp. (“Client”).

Whereas, SB and Client have entered into that certain Modified Term Non-Purpose Loan Agreement dated as of March 11, 2008 (the “Loan Agreement”); capitalized terms used herein but not defined herein have the meaning given to them in the Loan Agreement;

Whereas, SB and Client desire to amend the Loan Agreement to increase the Loan Maximum to $80,000,000, to increase the maximum permitted loan-to-value ratio to [***] and to make the other amendments to the Loan Agreement set forth below;

Now, therefore, SB and Client, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby agree as follows:

1.	Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

a.
Section 1.)a) of the Loan Agreement is hereby amended by deleting the phrase “which shall not exceed sixty million dollars ($60,000,000) at any one time outstanding (the “Loan Maximum”),” and inserting in its place the phrase “which shall not exceed eighty million dollars ($80,000,000) at any one time outstanding (the “Loan Maximum”),”.

b.	Section 1.)d.) of the Loan Agreement is hereby amended by adding the following sentence at the end of the section:

[***]

c.
Section 6.)a) of the Loan Agreement is hereby amended by deleting the existing clause (x) of sub-section (iii) therein and replacing it with the following new clause (x):  “(iii)(x) the par value of the Collateral is less than [***] ([***] par loan-to-value) of the sum of the Advances outstanding (and accrued interest, if any) at the end of any business day,”.

d.	Section 16.) of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Notices delivered under this Agreement by SB may be delivered in writing to Client at 1689 Nonconnah Boulevard, Suite 111, Memphis, Tennessee 38132-2111 Attention:  Mr. Peter Hunt or by facsimile to (901) 348-4103 to the attention of Mr. Peter Hunt, or by e-mail to the attention of Mr. Peter Hunt at phunt@pncl.com.  Notices delivered under this Agreement by SB may be delivered in writing to SB at Citi Smith Barney, 485 Lexington Avenue, 11th Floor, New York, New York 10017 Attention:  Mr. Rick Fortney or by e-mail to the attention of Mr. Rick Fortney at Richard.W.Fortney@citi.com.

2.	No Other Amendment. Except as amended by Section 1 above, the Loan Agreement remains in full force and effect.

3.
Form T-4.  The obligation of SB to make any future Advance or Advances up to the Loan Maximum as amended hereby, shall be subject to the requirement that Client shall have delivered to SB a duly completed and executed Form T-4 in respect of such Advance.

4.	Governing Law. This Amendment will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules of such State.

5.
Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall constitute one and the same instrument.

In witness whereof, the undersigned have executed this Amendment as of the date first above-written.

PINNACLE AIRLINES CORP. By: /s/ Ronald T. Kay Name: Ronald T. Kay Title: Vice President, Finance and Treasurer	CITIGROUP GLOBAL MARKETS INC. By: /s/ Stuart N. Weiss Name: Stuart N. Weiss Title: Senior Credit Officer Level II